UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CONSTELLATION ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V86946-P47870 CONSTELLATION ENERGY CORPORATION 1310 POINT STREET BALTIMORE, MARYLAND 21231 UNITED STATES CONSTELLATION ENERGY CORPORATION 2026 Annual Meeting Vote by April 27, 2026 11:59 PM ET. For shares held in a Plan, vote by April 23, 2026 11:59 PM ET. You invested in CONSTELLATION ENERGY CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 28, 2026. Vote Virtually at the Meeting* April 28, 2026 8:00 am Eastern Time Virtually at: www.virtualshareholdermeeting.com/CEG2026 Get informed before you vote View the Proxy Materials online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V86947-P47870 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of twelve directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are elected and qualified For Nominees: 01) Alan Armstrong 02) Yves de Balmann 03) Joseph Dominguez 04) Bradley Halverson 05) Charles Harrington 06) Julie Holzrichter 07) Dhiaa Jamil 08) Ashish Khandpur 09) Robert Lawless 10) Eileen Paterson 11) John Richardson 12) Nneka Rimmer 2. To consider and act on an advisory vote regarding the approval of compensation paid to named executive officers For 3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026 For 4. To consider a shareholder proposal (if properly presented) requesting a report assessing the bases for the company’s diversity, equity and inclusion initiatives Against 5. To transact any other business properly brought before the meeting and any adjournment or postponement thereof